Exhibit 99.1

NEWS RELEASE

Media Contact:	BIO-key International, Inc.
Bud Yanak
732-359-1113

Investor Contact:	DRG&E
Gus Okwu, Managing Director
404-892-8178

BIO-key Announces Sale of Fire Safety Division to NYSE Listed Company

New Liquidity Enables Greater Focus And Investment In Core Law Enforcement and Biometrics Business

Wall, NJ, May 21, 2007 – BIO-key International, Inc. (OTC Bulletin Board: BKYI), a leader in wireless public safety and finger-based biometric identification solutions, today announced that it has reached an agreement, subject to customary closing conditions, to sell its Fire Safety business for $7 million in cash.  Proceeds from the transaction will be applied to repaying debt and will be used for working capital to expand the company’s core Law Enforcement and Biometrics business.  The purchaser is a world leader in public safety software solutions and is a division of large publicly traded NYSE Company. They will be making a separate announcement on this purchase.

“The sale of our Fire Safety Division enables the company to focus its resources on our core business – developing unique applications for mobile and handheld devices used by law enforcement and public safety professionals and advanced biometric identification solutions,” said Michael DePasquale, BIO-key’s Chief Executive Officer.  “We paid approximately $2 million dollars for the Fire Business in 2004 as part of the acquisition of the Mobile Government Division from Ather Systems. As a result of our investments in technology and customer service, we are proud of the value we created for our shareholders in the three years since we purchased this business. The sale of this non-strategic business will allow us to eliminate all our senior secured debt and provide the working capital to accelerate our efforts to develop new software that melds the best of our biometric and law enforcement businesses. With liquidity and a stronger balance sheet we believe we are now also better positioned for strategic growth opportunities.”

BIO-key plans on applying a portion of the sale proceeds to fully repaying its $4.3 million in convertible debt obligations.  Additional detail on the transaction will be provided on BIO-key’s first quarter 2007 earnings conference call as detailed below.

Conference Call Details

BIO-key has scheduled a call for Monday, May 21st at 9:00 a.m. Eastern Time to discuss first quarter 2007 financial results.  Dialing 303-262-2125 and asking for the BIO-key call at least 10 minutes prior to the start time can access the conference call live.  The conference call will also be broadcast live over the Internet by logging onto www.bio-key.com.  A telephonic replay of the conference call will be available through May 29th, 2007 and may be accessed by dialing 303-590-3000 and using the pass code 11089929#.  Additionally, an archive of the webcast will be available shortly after completion of the call on the Company’s website (www.bio-key.com) for a period of three months.

About BIO-key

BIO-key International, Inc., headquartered in Wall, New Jersey, develops and delivers advanced identification solutions and information services to law enforcement departments, public safety agencies, government and private sector customers.  BIO-key’s mobile wireless technology provides first responders with critical, reliable, real-time data and images from local, state and national databases.  BIO-key’s high performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise data to improve security, convenience and privacy and to reduce identity theft.  Over 2,500 police, fire and emergency services departments in North America use BIO-key solutions, making BIO-key the leading supplier of mobile and wireless solutions for public safety worldwide.  (http://www.bio-key.com)

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements.  The words “estimate,” “project,” “intends,” “expects,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995.  For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, see “Risk Factors” in the Company’s Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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